Exhibit 99.1

Columbia Property Trust to be Acquired by Funds Managed by Pacific Investment Management Company LLC in a $3.9 Billion Transaction

Columbia Shareholders to Receive $19.30 Per Share in Cash

Columbia’s Board of Directors Oversaw an Extensive Strategic Alternatives Process to Maximize Shareholder Value

NEW YORK and NEWPORT BEACH, Calif. — September 7, 2021 – Columbia Property Trust, Inc. (NYSE: CXP) today announced that it has entered into a definitive agreement to be acquired by funds managed by Pacific Investment Management Company LLC (collectively, “PIMCO”), one of the world’s premier global investment management firms, for $3.9 billion including Columbia’s proportionate share of consolidated and unconsolidated debt. Under the terms of the agreement, which has been unanimously approved by Columbia’s Board of Directors, PIMCO will acquire all of the outstanding shares of Columbia common stock for $19.30 per share in cash. This represents a premium of approximately 27% over Columbia’s unaffected closing share price on Friday, March 12, 2021. During this time period the high barrier office sector has traded down 5%.1

This transaction with PIMCO is the culmination of a comprehensive strategic review process undertaken by Columbia’s Board of Directors which was publicly announced in the spring of this year. As part of this process, Columbia’s Board and advisors invited nearly 90 potential counterparties to participate, including strategic acquirers, private equity firms and other investment management firms.

Constance Moore, Chair of the Columbia Board of Directors, said, “The Board of Directors is pleased to have reached this definitive agreement with PIMCO. This transaction provides Columbia shareholders with immediate and certain cash value at a significant premium to the Company’s public market valuation, and we are confident it represents the best outcome for all Columbia shareholders.”

Nelson Mills, President and Chief Executive Officer of Columbia, said, “Today’s announcement represents the result of a comprehensive strategic review process and demonstrates the value and stability of Columbia’s portfolio, the resiliency of our platform, and the capabilities of our team.”

“We continue to believe that high-quality office buildings in major U.S. cities offer long-term value for our clients and Columbia has assembled a modernized, well-located portfolio of assets that we expect will perform well in the years ahead,” said John Murray, PIMCO Global Head of Private Commercial Real Estate.

Francois Trausch, PIMCO Managing Director and Chief Executive Officer of Allianz Real Estate, added: “This is an exciting transaction and a great example of the strength of relationships within PIMCO’s global real estate platform.”

The transaction is expected to close as early as year-end, subject to approval by Columbia’s shareholders and the satisfaction of other customary closing conditions. Upon completion of the transaction, Columbia’s common stock will no longer be listed on the New York Stock Exchange.

1 From March 12, 2021 to September 3, 2021 on an equity market capitalization weighted basis.

Columbia shareholders will be entitled to receive the previously announced third quarter dividend of $0.21 per share payable on September 15, 2021. Thereafter, Columbia will not pay additional quarterly dividends during the pendency of the transaction.

Due to the pending acquisition, Columbia will not be holding a conference call for its third quarter 2021 business results after it releases earnings information.

Morgan Stanley & Co. LLC is serving as lead financial advisor to Columbia and Wachtell, Lipton, Rosen & Katz is serving as legal advisor. Eastdil Secured LLC and J.P. Morgan are also acting as financial advisors to Columbia.

Goldman Sachs & Co. LLC is serving as lead financial advisor to PIMCO and Latham & Watkins LLP and Milbank LLP are serving as legal advisors. Deutsche Bank Securities Inc. is also acting as a financial advisor to PIMCO. Cushman & Wakefield is acting as a real estate consultant to PIMCO.

About Columbia

Columbia (NYSE: CXP) creates value through owning, operating, and developing storied properties for legendary companies in New York, San Francisco, Washington D.C., and Boston. The Columbia team is deeply experienced in transactions, asset management and repositioning, leasing, development, and property management. It employs these competencies to grow value across its high-quality, well-leased office portfolio of 15 properties that contain more than six million rentable square feet, as well as four properties under development, and also has more than eight million square feet under management for private investors and third parties. Columbia has investment-grade ratings from both Moody’s and S&P Global Ratings. For more information, please visit www.columbia.reit.

About PIMCO

PIMCO is one of the world’s premier fixed income investment managers. With its launch in 1971 in Newport Beach, California, PIMCO introduced investors to a total return approach to fixed income investing. In the 50 years since, it has continued to bring innovation and expertise to its partnership with clients seeking the best investment solutions. Since launching its first opportunistic credit vehicles over 15 years ago, PIMCO has significantly expanded in alternative credit and private markets. The firm invests globally across commercial and residential real estate equity and credit, performing and distressed corporate credit, and specialty finance markets – actively managing investments across the capital structure. In 2020, PIMCO and Allianz Real Estate combined their commercial real estate platforms, making it one of the largest in the world. On a combined basis, PIMCO manages over $180 billion in commercial real estate assets globally. Today PIMCO has offices across the globe and professionals united by a single purpose: creating opportunities for investors in every environment. PIMCO is owned by Allianz S.E., a leading global diversified financial services provider.

Forward-Looking Statements

Certain statements in this communication may constitute forward-looking statements of Columbia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with Columbia’s ability to obtain the stockholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that the conditions to closing will not be satisfied within the expected timeframe or at all, or that the closing of the proposed transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, (iii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, to Columbia and/or in connection with the proposed transaction, (vii) changes in demand for developed properties, (viii) changes in national, international, regional and local economic climates, and (ix) those additional risks and uncertainties set forth in Columbia ’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K. Columbia cautions readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. Columbia makes no representations or warranties (express or implied) about the accuracy of, nor do they intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except for such updates as may be required by law.

Important Additional Information and Where to Find It

This communication relates to the proposed transaction involving Columbia. In connection with the proposed transaction, Columbia will file relevant materials with the SEC, including a proxy statement (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Columbia may file with the SEC and send to Columbia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Columbia with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Columbia’s corporate website at www.columbia.reit.

Participants in the Solicitation

Columbia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the names of Columbia’s directors and executive officers and certain other individuals and their respective interests in Columbia by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Columbia for the fiscal year ended December 31, 2020, which was filed with the SEC on February 18, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 8, 2021 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

Columbia Contacts

Investor Relations:

Jim Fleming

Executive Vice President and Chief Financial Officer

+1.404.465.2126

jim.fleming@columbia.reit

Media:

Matthew Sherman / Andrew Siegel / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

+1.212.355.4449

PIMCO Contacts

Michael Reid

Global Head of Corporate Communications – New York

+1.212.597.1301

michael.reid@pimco.com

Agnes Crane

U.S. Corporate Communications – New York

+1.212.597.1054

agnes.crane@pimco.com